Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-289203
Dated July 6, 2026

Stock-Linked Underlying Supplement To Prospectus dated July 6, 2026 and Prospectus Supplement dated July 6, 2026

Marex Group Limited

Notes Linked to a Reference Asset

Marex Group Limited from time to time may offer and sell certain senior unsecured debt obligations (the “Notes”) linked to a Reference Asset. The “Reference Asset” is the underlying measure by which we will determine the amount payable on the Notes, if any, and may be based on price movements in, performance of, or other events relating to one or more particular indices, index funds or other securities, currencies, interest rates, consumer prices, or commodities or commodity futures, or baskets comprised of any of those instruments or measures, or other instruments or measures, including the occurrence or nonoccurrence of any event or circumstance, or a combination thereof. This underlying supplement describes certain terms of the Notes linked to a Reference Asset that is an equity security (including American depositary receipts or “ADRs”), a basket of equity securities or a basket of instruments or measures that includes an equity security as one of its components (each equity security, a “Reference Stock”). We refer to any instrument or measure that comprises a basket as a “Basket Component,” and collectively as the “Basket Components.” The Notes may also be linked to the worst performing of two or more Reference Stocks. The applicable free writing prospectus or pricing supplement will specify the Reference Asset to which your Notes are linked as well as specific terms of the Notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for Notes, Series A dated July 6, 2026 (the “Prospectus Supplement”) and the accompanying base prospectus for senior debt securities dated July 6, 2026 (the “Base Prospectus”), this underlying supplement describes additional terms of the Notes and certain risks related to the Reference Stocks.

You should read the applicable free writing prospectus or pricing supplement, this underlying supplement, the Prospectus Supplement and the Base Prospectus carefully before you invest in a particular issuance of the Notes. If the terms described in the applicable free writing prospectus or pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable free writing prospectus or pricing supplement will govern the applicable Notes.

An investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page S-1 of this document and page S-1 of the Prospectus Supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the Base Prospectus, the Prospectus Supplement or any free writing prospectus or pricing supplement. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Notes will not be listed on a U.S. securities exchange.

Application will be made for the Notes to be admitted to listing and trading on the Vienna Multilateral Trading Facility (“Vienna MTF”) of the Vienna Stock Exchange. The Vienna MTF is not a regulated market as defined by Directive 2014/65/EU (as amended, “MiFID II”). It is, however, a multilateral trading facility (MTF) for purposes of MiFID II.

The Notes will be our direct, senior and unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.

The Notes are not bank deposits and are not insured or guaranteed by the Bermuda Deposit Insurance Corporation, the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable free writing prospectus or pricing supplement, this underlying supplement, any related underlying supplement, the Prospectus Supplement and Base Prospectus. The information in the applicable free writing prospectus or pricing supplement and any related underlying supplement including this underlying supplement may only be accurate as of the dates of each of these documents, respectively. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying Prospectus Supplement and Base Prospectus.

The Notes described in the applicable free writing prospectus or pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. The applicable free writing prospectus or pricing supplement, any related underlying supplement including this underlying supplement and the accompanying Prospectus Supplement and Base Prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, “Marex,” “we,” “us” and “our” refer to Marex Group Limited, unless the context requires otherwise.

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RISK FACTORS

Your investment in the Notes will involve certain risks, many of which differ from those of a conventional debt security. We urge you to read the section “Risk Factors” beginning on page S-1 of the Prospectus Supplement, in any related underlying supplement, and in the applicable free writing prospectus or pricing supplement in addition to the following risk factors relevant to your Notes. Investing in the Notes is not equivalent to investing directly in the Reference Asset or any Reference Stocks. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this underlying supplement, the applicable free writing prospectus or pricing supplement, any other relevant underlying supplement and the accompanying Prospectus Supplement and Base Prospectus.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. You should not purchase the Notes unless you understand and can bear these investment risks.

General risks related to the Notes:

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity. The return on the Notes may be less than the return on conventional fixed-rate or floating-rate debt securities with the same maturity date.

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REINVESTMENT RISK—If the Notes are subject to an automatic call or an issuer call and are called prior to maturity, the term of the Notes could be short. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to maturity.

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THE PAYMENT ON THE NOTES WILL NOT REFLECT CHANGES IN THE VALUE OF THE REFERENCE ASSET AT ANY TIME OTHER THAN THE RELEVANT VALUATION DATE—Changes in the value of the Reference Asset during the term of Notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the Notes. The payment on the Notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Additional Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the Notes, the payment on the Notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

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A PAYMENT DATE, INCLUDING THE MATURITY DATE, MAY BE POSTPONED IF THE RELEVANT VALUATION DATE IS POSTPONED—A Valuation Date is subject to postponement for non-Trading Days and Market Disruption Events. If such a postponement occurs with respect to a Valuation Date, then the related payment date may be postponed. See “Additional Terms of the Notes—Valuation Dates” below.

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THE NOTES MAY NOT BEAR INTEREST, AND YOUR RETURN ON THE NOTES MAY BE LESS THAN THE RETURN ON A CONVENTIONAL DEBT SECURITY OF COMPARABLE MATURITY—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your Notes do not bear interest. The return on your Notes, which could be negative, may be less than the return you could earn on other investments. Even if your Notes bear interest and the return on the Notes is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Marex with the same maturity date. Your investment in the Notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

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THE NOTES ARE SUBJECT TO OUR CREDIT RISK—Marex may partially or wholly fail to meet their obligations under the Notes. Investors should therefore take the creditworthiness of Marex and its subsidiaries into account in their investment decision. Credit risk means the risk of insolvency or illiquidity of an issuer, i.e. a potential, temporary or final inability to fulfil their interest and repayment obligations on time. An increased insolvency risk is typical of issuers that have a low creditworthiness. The payment of any amount due on the Notes is subject to the credit risk of Marex. The Notes are senior unsecured debt obligations of Marex, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on Marex’s ability to pay all amounts due on the Notes, and therefore investors are subject to the credit risk of the Marex and to changes in the market’s view of its creditworthiness.

The Notes are not bank deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation, the UK Financial Services Compensation Scheme or any other government or governmental or private agency or deposit protection scheme in any jurisdiction. Investors are dependent on Marex’s ability to pay all amounts due on the Notes, and therefore investors are subject to Marex’s credit risk and to changes in the market’s view of the Marex’s creditworthiness. The payment of any amount due on the Notes is not guaranteed by any entity.

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THE NOTES ARE NOT INSURED AGAINST LOSS BY ANY THIRD PARTIES; YOU CAN DEPEND ONLY ON OUR EARNINGS AND ASSETS FOR PAYMENT AND INTEREST, IF ANY, ON THE NOTES—The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes.

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THE ESTIMATED INITIAL VALUE OF THE NOTES, WHICH WILL BE DETERMINED BY US ON THE PRICING DATE, IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC AND MAY DIFFER FROM THE MARKET VALUE OF THE NOTES IN THE SECONDARY MARKET, IF ANY—The Estimated Initial Value of the Notes will be calculated by us on the pricing date and is expected to be less than the price to public. The Estimated Initial Value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

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THE PRICE OF YOUR NOTES IN THE SECONDARY MARKET, IF ANY, IMMEDIATELY AFTER THE PRICING DATE IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC—The price to public takes into account certain costs. These costs, which, unless specified otherwise in the applicable free writing prospectus or pricing supplement, will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes and the costs associated with structuring and hedging our obligations under the Notes. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

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IF WE WERE TO REPURCHASE YOUR NOTES IMMEDIATELY AFTER THE ORIGINAL ISSUE DATE, THE PRICE YOU RECEIVE MAY BE HIGHER THAN THE ESTIMATED INITIAL VALUE OF THE NOTES—Assuming that all relevant factors remain constant after the original issue date, the price at which any of the underwriters, dealers, agents or their affiliates may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the pricing date for a temporary period after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

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THE MARKET VALUE OF THE NOTES WILL BE AFFECTED BY VARIOUS FACTORS THAT INTERRELATE IN COMPLEX WAYS, AND THEIR MARKET VALUE MAY BE LESS THAN THE PRINCIPAL AMOUNT—The Notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you will have no right to have your Notes redeemed at your option prior to maturity. If you wish to liquidate your investment in Notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your Notes or no market at all. Even if you were able to sell your Notes, the price at which the Notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of a Reference Stock over the term of the Notes, (ii) volatility of the price of a Reference Stock and the market’s perception of future volatility of the price of a Reference Stock, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend yields on a Reference Stock, (vi) correlation among the Reference Stocks if the Notes are linked to multiple Reference Stocks, (vii) currency exchange rates if the Notes are linked to a Reference Stock issued by a non-U.S. company or an ADR, (viii) any actual or anticipated changes in our credit ratings or credit spreads, and (ix) time remaining to maturity.

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THERE MAY NOT BE A SECONDARY MARKET FOR YOUR NOTES—Upon issuance, the Notes will not have an established trading market. Although we intend to apply for the Notes to be listed for trading on the Vienna MTF, we cannot provide you with any assurance regarding whether the Notes will become or remain listed or whether a trading market for the Notes will develop. None of the underwriters, dealers, agents or their affiliates is required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

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OUR TRADING, HEDGING AND OTHER BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST WITH YOU—We or our affiliates may engage in trading activities related to a Reference Stock that are not for your account or on your behalf. We or our affiliates also may issue or underwrite other financial instruments with returns based upon a Reference Stock. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We or our affiliates also may enter into hedging transactions relating to other securities or instruments, some of which may have returns calculated in a manner related to that of the Notes offered hereby. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and a Reference Stock. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

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THERE MAY BE POTENTIAL CONFLICTS OF INTEREST INVOLVING THE CALCULATION AGENT, WHICH IS EXPECTED TO BE AN AFFILIATE OF OURS—We have the right to appoint and remove the calculation agent. One of our affiliates is expected to be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event (as defined below) has occurred or the calculation agent’s anti-dilution adjustments. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because the calculation agent is expected to be one of our affiliates, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

General risks related to a Reference Stock:

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EQUITY MARKET RISKS MAY AFFECT THE TRADING VALUE OF THE NOTES AND THE AMOUNT DUE ON THE NOTES—We expect that the Reference Asset will fluctuate in accordance with changes in the financial condition of the respective issuer of each Reference Stock (each, a “Reference Stock Issuer”) or share of stock underlying an ADR (an “ADR Underlying Share”), the value of equity securities generally and other factors. The financial condition of the Reference Stock Issuer(s) may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of the Reference Asset and thereby affect the value of the Notes. Equity securities are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the instrument or instruments comprising a Reference Asset change. Investor perceptions regarding a Reference Stock Issuer are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The value of the Reference Asset may be expected to fluctuate until the maturity date.

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THERE WILL BE LIMITED ANTI-DILUTION ADJUSTMENTS—For certain events affecting shares of a Reference Stock or ADR Underlying Share, such as stock splits or extraordinary dividends, the calculation agent will make such calculations and adjustments to the terms of the Notes as may be necessary in order to account for the economic effect of such event, including making adjustments to the price of that Reference Stock or ADR

Underlying Share. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Stock or ADR Underlying Share. If an event occurs that does not require the calculation agent to make any adjustment, the market price of the Notes and the value of the Notes may be materially and adversely affected

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IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE COMMON STOCK OF ANOTHER COMPANY OR OTHER PROPERTY AND NOT THE ORIGINAL REFERENCE STOCK—Following certain corporate events relating to a Reference Stock Issuer where such issuer is not the surviving entity, the amount due on the Notes may be based on the common stock of a successor to the respective Reference Stock Issuer or other property. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see “Additional Terms of the Notes—Anti-Dilution Adjustments—Reorganization Events” below.

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AS A HOLDER OF THE NOTES, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST OR RIGHTS IN ANY REFERENCE STOCK—As a holder of the Notes, you will not have any ownership interest or rights in any Reference Stock, such as rights to vote, dividend payments or other distributions. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of a Reference Stock and received the dividends paid or other distributions made in connection with the Reference Stock, and the return on your Notes may be less than a comparable investment directly in the Reference Stock.

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WE, THE AGENTS AND OUR RESPECTIVE ARE NOT AFFILIATED WITH ANY OF THE REFERENCE STOCK ISSUERS—We, the agents and our respective affiliates are not affiliated with any of the Reference Stock Issuers. We may from time to time own securities of a Reference Stock Issuer. However, we do not have the ability to control any actions of any Reference Stock Issuer. No Reference Stock Issuer will have any obligation to consider your interests as a holder of the Notes in taking any corporate action for any reason, including that might affect the price of a Reference Stock and the value of the Notes. We will not make any independent investigation as to the accuracy or completeness of the information about any Reference Stock contained in any applicable free writing prospectus or pricing supplement. You should make your own investigation into the relevant Reference Stock(s) and the Reference Stock Issuer(s). We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise. We do not make any representation that any publicly available document or any other publicly available information about any Reference Stock Issuer is accurate or complete. Furthermore, we do not know whether all events occurring before the date of the applicable free writing prospectus or pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning a Reference Stock Issuer could affect the value of the Notes.

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OUR OR OUR AFFILIATES’ BUSINESS ACTIVITIES RELATING TO A REFERENCE STOCK ISSUER MAY CREATE CONFLICTS OF INTEREST WITH YOU—We or our affiliates, at the time of any offering of the Notes or in the future, may engage in business with any Reference Stock Issuer, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we or our affiliates may receive information about those companies that we will not divulge to you or other third parties. We or our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Notes. Any of these activities may affect the market value of the Notes. We will not independently investigate any matters whatsoever relating to the Reference Stock Issuers. Any prospective purchaser of the Notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the Notes. The selection of a company as a Reference Stock Issuer does not reflect any investment recommendations from us.

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GOVERNMENTAL REGULATORY ACTIONS COULD NEGATIVELY AFFECT YOUR RETURN ON THE NOTES—Governmental regulatory actions, including but not limited to sanctions-related actions by the U.S. or foreign governments, could cause a delisting of the Reference Stock, depending on the nature of such governmental regulatory actions and the Reference Stock affected. If any governmental regulatory action results in the delisting of a Reference Stock or even any uncertainty relating to a possible delisting, the value of the Notes could be adversely affected, and transactions in, or holdings of, the Notes may be prohibited under U.S. and/or foreign law. You may suffer significant losses if you are forced to divest the Notes when the value of the Reference Stock declines. For more information, see “Additional Terms of the Notes—Delisting or Suspension of Trading and Nationalization” below.

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THE HISTORICAL PERFORMANCE OF A REFERENCE STOCK SHOULD NOT BE TAKEN AS AN INDICATION OF ITS FUTURE PERFORMANCE—The price of a Reference Stock will determine the amount to be paid on the Notes. The historical performance of a Reference Stock does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the price of a Reference Stock will rise or fall during the term of the Notes. The price of a Reference Stock will be influenced by complex and interrelated political, economic, financial and other factors.

Additional risks relating to certain Notes linked to a single Reference Stock:

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SINGLE STOCK RISK—The price of the Reference Stock can rise or fall sharply due to factors specific to that Reference Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

Additional risks relating to certain Notes linked to multiple Reference Stocks that are issued by companies in a particular industry or economic sector:

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THE REFERENCE ASSET ARE HIGHLY CONCENTRATED IN ONE OR MORE INDUSTRIES OR ECONOMIC SECTORS—The Notes are subject to the risks of an investment in the Reference Asset, which may be issued by companies in a particular industry or economic sector. Although an investment in the Notes will not give holders any ownership or other direct interests in the Reference Asset, the return on the Notes will be subject to certain risks associated with a direct equity investment in companies in that industry or economic sector. Accordingly, by investing in the Notes, you will not benefit from the diversification which could result from an investment linked to a Reference Asset that is more diversified.

Additional risks relating to certain Notes linked to a basket of Reference Stocks:

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THE REFERENCE STOCKS COMPRISING THE REFERENCE ASSET MAY NOT MOVE IN TANDEM, AND AN INCREASE IN THE PRICE OF ONE BASKET COMPONENT MAY BE OFFSET BY LOWER PERFORMANCE OF ONE OR MORE OF THE OTHER BASKET COMPONENTS—Changes in the prices of one or more of the Basket Components may not correlate with changes in the prices of one or more of the other Basket Components. The prices of one or more Basket Components may increase, while the prices of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Basket at any time, increases in the price of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the prices of the Basket Components which are more heavily weighted could have a greater impact upon the value of the Reference Asset and, consequently, the return on your Notes.

Additional risks relating to certain Notes linked to the worst performing of multiple Reference Stocks:

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THE NOTES ARE SUBJECT TO THE FULL RISKS OF THE WORST PERFORMING STOCK AND WILL BE NEGATIVELY AFFECTED IF ANY REFERENCE STOCK PERFORMS POORLY, EVEN IF THE OTHER REFERENCE STOCKS PERFORM FAVORABLY—If your Notes are linked to the worst performing of multiple Reference Stocks (the “Worst Performing Stock”), you are subject to the full risks of the Worst Performing Stock. If the Worst Performing Stock performs poorly, you will be negatively affected, even if the other Reference Stocks perform favorably. The Notes are not linked to a basket composed of the Reference Stocks, where the better performance of one Reference Stock could offset the poor performance of the others. Instead, you are subject to the full risks of the Worst Performing Stock on each Valuation Date. As a result, the Notes are riskier than an alternative investment linked to only one of the Reference Stocks or linked to a basket composed of the Reference Stocks. You should not invest in the Notes unless you understand and are willing to accept the full downside risks of the Worst Performing Stock.

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YOU WILL BE SUBJECT TO RISKS RESULTING FROM THE RELATIONSHIP AMONG THE REFERENCE STOCKS—It is preferable from your perspective for the Reference Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the Notes, you assume the risk that the Reference Stocks will not exhibit this relationship. The less correlated the Reference Stocks, the more likely it is that any one of the Reference Stocks will be performing poorly at any time over the term of the Notes. All that is necessary for the Notes to perform poorly is for one of the Reference Stocks to perform poorly; the performance of the better performing Reference Stocks is not relevant to your return on the Notes. It is impossible to predict what the relationship among the Reference Stocks will be over the term of the Notes.

Additional risks relating to certain Notes linked to one or more Reference Stocks issued by non-U.S. companies:

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RISKS ASSOCIATED WITH NON-U.S. COMPANIES—An investment in the Notes linked to the price of the common stock of a non-U.S. company involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the Notes.

In addition, if shares of such non-U.S. company are also listed on a foreign exchange, those foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets. Also, there generally may be less publicly available information about companies in foreign securities markets than about U.S. companies, and companies in foreign securities markets are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations and exchange rate movements; higher inflation; and social, economic and political uncertainties.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for Notes where any Reference Stock is based or traded in one or more emerging market countries.

These factors may adversely affect the performance of the Reference Asset and, as a result, the value of the Notes.

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TIME DIFFERENCES BETWEEN THE DOMESTIC AND FOREIGN MARKETS AND NEW YORK CITY MAY CREATE DISCREPANCIES IN THE TRADING LEVEL OR PRICE OF THE NOTES—Time differences between the domestic and foreign markets may result in discrepancies between the price of a Reference Stock and the value of the Notes. To the extent that U.S. markets are closed while markets for a Reference Stock remain open, significant price or rate movements of a Reference Stock may take place that will not be reflected immediately in the value of the Notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the value of the Reference Asset to remain unchanged for multiple Trading Days in New York City.

Additional risks relating to certain Notes linked to one or more ADRs:

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THE VALUE OF AN ADR MAY NOT ACCURATELY TRACK THE VALUE OF THE ADR UNDERLYING SHARE—If a Reference Stock is an ADR, each ADR will represent shares of the relevant ADR Underlying Share. Generally, the ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Reference Stock Issuer and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the relevant ADR Underlying Shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the relevant ADR Underlying Shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the relevant ADR Underlying Shares.

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ADVERSE TRADING CONDITIONS IN THE APPLICABLE NON-U.S. MARKET MAY NEGATIVELY AFFECT THE VALUE OF A REFERENCE STOCK THAT IS AN ADR—Holders of the ADRs may usually surrender the ADRs in order to receive and trade the relevant ADR Underlying Shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Reference Stock to more closely correspond with the values of the relevant ADR Underlying Shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the relevant ADR Underlying Shares that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of the Notes.

•

DELISTING OF A REFERENCE STOCK THAT IS AN ADR MAY ADVERSELY AFFECT THE VALUE OF THE NOTES—If a Reference Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc., or if the ADR facility between the Reference Stock Issuer and the ADR depositary is terminated for any reason, the Reference Stock for the Notes will be deemed to be the relevant ADR Underlying Shares rather than the ADRs, and the calculation agent will determine the price of the Reference Stock by reference to those ADR Underlying Shares, as described below under “Additional Terms of the

Notes—Delisting or Suspension of Trading and Nationalization.” Replacing the original ADRs with the ADR Underlying Shares may adversely affect the return on the Notes.

•

EXCHANGE RATE MOVEMENTS MAY ADVERSELY IMPACT THE VALUE OF A REFERENCE STOCK THAT IS AN ADR—If a Reference Stock is an ADR, the market price of the Reference Stock will generally track the U.S. dollar value of the market price of the ADR Underlying Shares. Therefore, if the value of the related foreign currency in which the ADR Underlying Shares are traded decreases relative to the U.S. dollar, the market price of the Reference Stock may decrease while the market price of the ADR Underlying Shares remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have a negative impact on the price of the Reference Stock and, consequently, the value of your Notes and the amount payable on the Notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds and Hedging” in the accompanying Prospectus Supplement and “Use of Proceeds” in the accompanying Prospectus.

We may hedge our obligations under the Notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the Notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the Notes decreases.

We expect to hedge our obligations under the Notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the Notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the Notes from time to time. See “Risk Factors—The estimated initial value of the Notes, which will be determined by us on the pricing date, is expected to be less than the price to public and may differ from the market value of the Notes in the secondary market, if any” and “—Our trading, hedging and other business activities may create conflicts of interest with you” above.

ADDITIONAL TERMS OF THE NOTES

Physical Delivery Amount

If the payment at maturity is in physical shares of a Reference Stock, the number of shares received (or the amount of marketable securities received) is referred to as the “Physical Delivery Amount” (with any fractional shares to be paid in cash). Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Physical Delivery Amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the Closing Price of the Reference Asset that is set on the pricing date (the “Initial Price”). The Physical Delivery Amount, the Initial Price of a Reference Stock and other amounts may change due to corporate actions. We may at our sole option elect to pay investors in cash in lieu of the Physical Delivery Amount.

Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a fixed or floating interest payment is scheduled to be made (an “Interest Payment Date”), (2) a day on which a contingent coupon payment is scheduled to be made (a “Coupon Payment Date”), (3) a day on which payment is to be made if the Notes are called (a “Call Payment Date”), or (4) the maturity date stated in the applicable free writing prospectus or pricing supplement, in each case, is not a Business Day (as defined below), the amounts payable or the Physical Delivery Amount will be paid or delivered on the next following Business Day and no interest will be paid in respect of such postponement. The calculation agent may postpone (i) a scheduled date on which the coupon due is determined (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the Notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date. We describe the effect of Market Disruption Events under “—Valuation Dates” and “ —Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Reference Stock

If any date during a period in which the Reference Stock is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine the Closing Price of the Reference Stock for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for the Reference Stock that would have prevailed but for that Market Disruption Event. If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Reference Stocks

If any date during an Observation Period is not a Trading Day for any Reference Stock, such date will be excluded from the Observation Period for that Reference Stock. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for a Reference Stock, then such date will be excluded from the Observation Period for such Reference Stock, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for such Reference Stock and the calculation agent will determine the Closing Price of such Reference Stock for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that Market Disruption Event. For each Reference Stock that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Reference Stock independent from other Reference Stocks. Therefore, a Market Disruption Event may exist for certain Reference Stocks and not exist for other Reference Stocks. If a Valuation Date that is part of an originally scheduled Observation Period is postponed for a Reference Stock as described below, then the Observation Period for such Reference Stock will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to a Reference Stock on the originally scheduled Valuation Date, the Observation Period with respect to such Reference Stock will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Reference Stocks on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the payment on the Notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the Notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Reference Stock

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day. If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine the Closing Price for such Reference Stock on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that Market Disruption Event.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, if the payment on the Notes is calculated based on the Closing Prices of the Reference Stock on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Price of the Reference Stock for the applicable non-Valuation Date will be the Closing Price of the Reference Stock on the next Valuation Date that occurs during the Valuation Period. For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Price of the Reference Stock on the third scheduled Valuation Date will also be the Closing Price of the Reference Stock on the first and second scheduled Valuation Dates during the Valuation Period. If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the calculation agent will determine the Closing Price of the Reference Stock for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Reference Stocks

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day for a Reference Stock, then such Valuation Date for such Reference Stock will be the next succeeding day that is a Trading Day for such Reference Stock. If a Market Disruption Event exists on a Valuation Date for a Reference Stock, then such Valuation Date for such Reference Stock will be the next Trading Day on which there is no Market Disruption Event for that Reference Stock. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then that fifth scheduled Trading Day will nonetheless be the Valuation Date for such Reference Stock and the calculation agent will determine the Closing Price for such Reference Stock on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that Market Disruption Event.

If the payment on the Notes is calculated based on the Closing Prices of the Reference Stocks during a Valuation Period, the Closing Price of each Reference Stock will be determined as described in the second paragraph of “— Valuation Dates—For Notes Where the Reference Asset Is a Single Reference Stock” above.

For each Reference Stock that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Reference Stock independent from other Reference Stocks. Therefore, a Market Disruption Event may exist for certain Reference Stocks and not exist for other Reference Stocks. If no Market Disruption Event exists with respect to a Reference Stock on an originally scheduled Valuation Date, the Closing Price of such Reference Stock as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Reference Stocks on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Reference Stock (or any “Successor Reference Stock”, which is the common equity securities or the ADRs of a surviving entity or subsequent surviving entity), unless otherwise specified in the applicable free writing prospectus or pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

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the occurrence or existence of a suspension, absence or material limitation of trading of the shares of that Reference Stock (or that Successor Reference Stock) on the relevant exchange for the shares of that Reference Stock (or that Successor Reference Stock) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that relevant exchange;

•

a breakdown or failure in the price and trade reporting systems of the relevant exchange for the shares of that Reference Stock (or that Successor Reference Stock) as a result of which the reported trading prices for the shares of that Reference Stock (or that Successor Reference Stock) during the last one-half hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;

•

the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to that Reference Stock (or that Successor Reference Stock), if available, during the one-half hour period preceding the close of the principal trading session on that exchange or market; or

•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

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a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with Marex’s ability or the ability of any of its affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a Market Disruption Event with respect to a Reference Stock (or any Successor Reference Stock) has occurred, unless otherwise specified in the applicable free writing prospectus or pricing supplement:

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a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of that Reference Stock (or that Successor Reference Stock);

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limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

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a suspension of trading in futures or options contracts on that Reference Stock (or that Successor Reference Stock) by the primary exchange or market for trading in those contracts, if available, by reason of:

•	a price change exceeding limits set by that exchange or market,

•	an imbalance of orders relating to those contracts or

•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to that Reference Stock (or that Successor Reference Stock); and

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a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to that Reference Stock (or that Successor Reference Stock) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Delisting or Suspension of Trading and Nationalization

If (i) a Reference Stock is delisted or trading of such Reference Stock is suspended on the primary exchange for such Reference Stock, and is not immediately re-listed or approved for trading on a successor exchange, or (ii) all or substantially all of the assets of a Reference Stock Issuer are nationalized, expropriated, or are otherwise required to be transferred to any governmental agency, authority or entity, then the calculation agent may deem the Closing Price of such Reference Stock on the day immediately prior to its delisting or suspension or nationalization to be the Closing Price of such Reference Stock on the applicable Valuation Date, and/or modify any terms of the Notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of such event.

Notwithstanding the foregoing, if the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may in its sole discretion cause the maturity date of the Notes to be accelerated to the fifth Business Day following the date of that determination, and in that case, the calculation agent will deem the Closing Price of such Reference Stock on the day immediately prior to its delisting or suspension or nationalization to be the Closing Price of such Reference Stock on the applicable Valuation Date, or the calculation agent will determine the Closing Price of such Reference Stock for the applicable Valuation Date in good faith and in its sole discretion using its estimate of the exchange traded price for the Reference Stock that would have prevailed but for such delisting or suspension or nationalization.

Anti-Dilution Adjustments

If any of the dilution events described below occurs with respect to a Reference Stock, the calculation agent will adjust the Initial Price of that Reference Stock as described below. If the Initial Price of a Reference Stock is adjusted, any value related to the Initial Price of that Reference Stock, including a buffer price, a barrier price or a Physical Settlement Amount, as applicable, will also be adjusted based on that adjusted Initial Price.

The calculation agent will adjust the Initial Price of a Reference Stock as described below, but only if an event described in this section occurs with respect to that Reference Stock and only if the relevant event occurs during the period described in the applicable subsection below. The Initial Price of a Reference Stock and any related value will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect a Reference Stock.

If more than one anti-dilution event requiring adjustment occurs with respect to a Reference Stock, the calculation agent will adjust the Initial Price of that Reference Stock for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price of a Reference Stock for the first event, the calculation agent will adjust the Initial Price of that Reference Stock for the second event, applying the required adjustment to the Initial Price of that Reference Stock as already adjusted for the first event, and so on for each subsequent event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event.

Notwithstanding what is set forth in this section, the calculation agent may, in its sole discretion, make additional adjustments or adjustments that differ from those described in this section to a Reference Stock, and may adjust any other terms of the Notes, including the maturity date and the payout formula, if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate.

The calculation agent will be solely responsible for the determination of any adjustments to the Initial Price of a Reference Stock and/or any other terms of the Notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a Reference Stock is subject to a stock split or pays a stock dividend, then the calculation agent will adjust the Initial Price of that Reference Stock by dividing its original Initial Price by the number equal to: (1) the number of shares of such Reference Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by

(2) the number of shares of such Reference Stock outstanding immediately before the stock split or stock dividend becomes effective. This adjustment will not be made, however, unless:

•

in the case of a stock split, the first day on which such Reference Stock trades without the right to receive the stock split occurs after the pricing date and on or before the applicable Valuation Date; or

•	in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The “ex-dividend date” for any dividend or other distribution with respect to such Reference Stock is the first day on which such Reference Stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Reference Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Price of such Reference Stock by multiplying its original Initial Price by a number equal to: (1) the number of shares of such Reference Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of such Reference Stock outstanding immediately after the reverse stock split becomes effective. This adjustment will not be made, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable Valuation Date.

Extraordinary Dividends

Any distribution or dividend on a Reference Stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the Reference Stock Issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Reference Stock, the calculation agent will adjust the Initial Price of such Reference Stock to equal the product of: (1) its original Initial Price; times (2) a fraction, the numerator of which is the amount by which the Closing Price of such Reference Stock on the Trading Day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the Closing Price of such Reference Stock on the Trading Day before the ex-dividend date. This adjustment will not be made, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for such Reference Stock equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such Reference Stock of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to its Initial Price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described under this subsection.

Transferable Rights and Warrants

If the Reference Stock Issuer issues transferable rights or warrants to all holders of such Reference Stock to subscribe for or purchase such Reference Stock at an exercise price per share that is less than the Closing Price of such Reference Stock on the Trading Day before the ex-dividend date for the issuance, then the Initial Price of such Reference Stock will be adjusted by multiplying its original Initial Price by the following fraction:

•

the numerator will be the number of shares of such Reference Stock outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Reference Stock that the aggregate offering price of the total number of shares of such Reference Stock so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the Closing Price of such Reference Stock on the Trading Day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the Closing Price of such Reference Stock on the Trading Day before that ex-dividend date; and

•

the denominator will be the number of shares of such Reference Stock outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Reference Stock offered for subscription or purchase under those transferable rights or warrants.

This adjustment will not be made, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable Valuation Date.

Reorganization Events

If the issuer of a Reference Stock undergoes a reorganization event in which property other than such Reference Stock—e.g., cash and securities of another issuer—is distributed in respect of such Reference Stock, then, for purposes of calculating the Closing Price of such Reference Stock on a Valuation Date, the calculation agent will determine the Closing Price of such Reference Stock on the relevant Valuation Date to equal the value of the cash, securities and other property distributed in respect of one share of such Reference Stock.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that Reference Stock.

Each of the following is a reorganization event with respect to a Reference Stock:

•	the Reference Stock is reclassified or changed;

•

the issuer of the Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of the Reference Stock (a “Successor Entity”) has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•

a statutory share exchange of a Reference Stock or the equity securities of any Successor Entity involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of the Reference Stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•

the issuer of the Reference Stock effects a spin-off—that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of the Reference Stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the Reference Stock.

Valuation of Distribution Property

If a reorganization event occurs with respect to a Reference Stock, and the calculation agent does not substitute another stock for such Reference Stock as described under “—Substitution” below, then the calculation agent will determine the applicable Closing Price on the relevant Valuation Date so as to equal the value of the property—whether it be cash, securities or other property—distributed in the reorganization event in respect of one share of such Reference Stock, as such Reference Stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable Valuation Date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the relevant Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the Closing Price of the affected Reference Stock on a Valuation Date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the Closing Price of such Reference Stock. The calculation agent will do so to the same extent that it would make determinations if such Reference Stock were outstanding and were affected by the same kinds of events.

For example, if the issuer of a Reference Stock merges into another company and each share of such Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on the relevant Valuation Date, the Closing Price of such Reference Stock will be determined to equal the Closing Price of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the Closing Price of such common share component to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described above under “—Anti-Dilution Adjustments” as if the common shares were such Reference Stock. In that event, the cash component will not be redetermined but will continue to be a component of the Closing Price of such Reference Stock.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of a Reference Stock or in respect of whatever securities whose value determines the Closing Price of such Reference Stock on a Valuation Date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes such Reference Stock in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the relevant Reference Stock as described above. Consequently, when we refer to such Reference Stock in this document, we mean any distribution property that is distributed in a reorganization event in respect of such Reference Stock. Similarly, when we refer to the issuer of such Reference Stock, we mean any Successor Entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to a Reference Stock upon such Reference Stock becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for such Reference Stock. In such case, the adjustments described above under “—Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for such Reference Stock. For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

The calculation agent will determine, in its sole discretion, the Initial Price of a Reference Stock and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Initial Price of a Reference Stock or to the other terms of the Notes described in this section, but may instead make adjustments, in its discretion, to the Initial Price of such Reference Stock or any other terms of the Notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Reference Stock or any Successor Reference Stock. For example, if the Reference Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on the Reference Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Initial Price of such Reference Stock by two. In this case, the Initial Price of such Reference Stock will remain one. This adjustment would have the same economic effect on holders of the Notes as if the Initial Price of such Reference Stock had been adjusted.

If a reorganization event occurs and the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the maturity date of the Notes to be accelerated to the fifth Business Day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the Notes.

Adjustments Relating to ADRs

A Reference Stock may be ADRs of a Reference Stock Issuer. As a result, for purposes of any adjustments relating to ADRs, the calculation agent will consider the effect of any of the relevant events on the holders of the ADR Underlying Share. For example, if a holder of the ADR Underlying Share receives an extraordinary dividend, the provisions described in this section would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off securities as well as the existing ADR Underlying Shares, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the calculation agent may not make an adjustment (1) if holders of the ADRs are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the Reference Stock Issuer or the depositary for the ADRs has adjusted the number of ADR Underlying Share represented by each share of the ADRs so that the market price of the ADRs would not be affected by the corporate event in question.

If the Reference Stock Issuer or the depositary for the ADRs, in the absence of any of the events described in this section, elects to adjust the number of ADR Underlying Share represented by each share of the ADRs, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

Other Events

The calculation agent is empowered to make such adjustments to any terms of the Notes for other events not described above in its sole discretion.

Delisting of ADRs or Termination of ADR Facility

If an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Reference Stock Issuer and the ADR depositary is terminated for any reason, then, on and after the date that the ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Reference Stock will be deemed to be the ADR Underlying Share rather than the ADR. The calculation agent will determine the price of the Reference Stock by reference to the ADR Underlying Share. Under such circumstances, the calculation agent may modify any terms of the Notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes. On and after the termination date, for all purposes, the Closing Price of the ADR Underlying Shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

If an ADR is delisted or terminated and the calculation agent determines that it is not practical to refer to the ADR Underlying Share or no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may in its sole discretion cause the maturity date of the Notes to be accelerated to the fifth Business Day following the date of that determination, and in that case, the calculation agent will deem the Closing Price of such Reference Stock on the day immediately prior to its delisting or termination to be the Closing Price of such Reference Stock on the applicable Valuation Date.

Certain Definitions

Business Day

A “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, New York.

Closing Price

The “Closing Price” of a Reference Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the closing sale price or last reported sale price, regular way, for that security on such Trading Day, on a per-share or other unit basis:

•

on the principal national securities exchange on which that security is listed for trading on that day, as published on the relevant Bloomberg page or any successor page on Bloomberg or any successor service, as applicable, or

•	if that security is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the Closing Price for that security on any Trading Day will be the average, as determined by the calculation agent, of the bid prices for that security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Record Date

Any interest or coupon will be payable to the persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the related Interest Payment Date or Coupon Payment Date (the “Regular Record Date”), and the final interest or coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the Notes are registered on the maturity date or the Call Payment Date, as applicable. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “Trading Day” for a Reference Stock is a day on which the principal trading market for the Reference Stock is open for trading.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the Notes as described in this underlying supplement. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the Notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable free writing prospectus or pricing supplement.

Payment When Offices or Settlement Systems Are Closed

If any payment, including any delivery of physical shares of the Reference Asset, is due on the Notes on a day that would otherwise be a “Business Day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next Business Day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Same-Day Settlement and Payment

The Notes will be delivered in book-entry form only through DTC against payment by purchasers of the Notes in immediately available funds. We will pay the payments on the Notes in immediately available funds so long as the Notes are maintained in book-entry form.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an Event of Default (as defined under “Description of Debt Securities—Events of Default” in the accompanying Prospectus) with respect to the Notes, the default amount payable will be equal to the payment at maturity described in the applicable free writing prospectus or pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated. In addition, if the Notes pay interest, you will receive interest accrued on the Notes until the date that the required amount is paid.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities—Events of Default” in the accompanying Prospectus.

Listing

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Notes will not be listed on a U.S. securities exchange.

Application will be made for the Notes to be admitted to listing and trading on the Vienna MTF of the Vienna Stock Exchange.

INFORMATION REGARDING THE REFERENCE STOCKS AND THE REFERENCE STOCK ISSUERS

The Notes have not been passed on as to their legality or suitability by any Reference Stock Issuer. The Notes are not issued by and are not financial or legal obligations of the Reference Stock Issuers. No Reference Stock Issuer makes any warranties or bears any liabilities with respect to the Notes. This underlying supplement relates only to the Notes offered by the applicable free writing prospectus or pricing supplement and does not relate to any security of a Reference Stock Issuer.

Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Reference Stock Issuers, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a Reference Stock Issuer can be located by reference to the SEC file number provided in the applicable free writing prospectus or pricing supplement. In addition, information regarding such a Reference Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We will not independently investigate the accuracy or completeness of such information.

We will not independently investigate the accuracy or completeness of any materials referred to above, including any filings made by the Reference Stock Issuer with the SEC. In connection with any issuance of Notes under the applicable free writing prospectus or pricing supplement, we have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to any Reference Stock Issuer. None of us, the agents, or any of our respective affiliates makes any representation that such publicly available documents or any other publicly available information regarding a Reference Stock Issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or prior to the date of the applicable free writing prospectus or pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the trading price of a Reference Stock (and therefore the value of the Reference Asset at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Reference Stock Issuer could affect the value of the Notes.

The selection of any Reference Stock is not a recommendation to buy or sell the Reference Stock. We do not make any representation to any purchaser of the Notes as to the future performance of any Reference Stock.

Although we expect from time to time to hold securities issued by a Reference Stock Issuer, including the Reference Stock, we will not control a Reference Stock Issuer. We may presently or from time to time engage in business, directly or indirectly, with any Reference Stock Issuer, including extending loans to, or making equity investments in, any Reference Stock Issuer or providing investment banking or advisory services to any Reference Stock Issuer, including merger and acquisition advisory services. In the course of that business, we may acquire non-public information with respect to any Reference Stock Issuer. In addition, we may publish research reports with respect to any Reference Stock Issuer.

Any prospective purchaser of the Notes should undertake an independent investigation of any Reference Stock Issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.